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                                                                   EXHIBIT 24.5



                         CONSENT OF SMITH BARNEY INC.



        We hereby consent to the use of our opinion letter dated July 10, 1995 to the Board of Directors of PNC Bank Corp. ("PNC"), included as Exhibit D of the Joint Proxy Statement/Prospectus of PNC which forms a part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of PNC and Midlantic Corporation and to the references therein to such opinion under the captions "Summary-Opinions of Financial Advisors," and "Proposed Merger-Opinions of Financial Advisors-PNC."

        In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                             SMITH BARNEY INC.

                                             By: /s/ ROBERT H. B. BALDWIN, JR.
                                                 -----------------------------


October 3, 1995